Exhibit 10.43

PRIVATE INSTRUMENT OF RENTAL AGREEMENT OF CHATTELS

(Agreement 001)

For this particular instrument, on one side:

1.        WESTCON BRASIL LTDA, established at Avenida Ayrton Senna, nº 3383, block 2, stores nº 119 to 138, Barra da Tijuca, Rio de Janeiro, RJ, registered under CNPJ  nº 28.268.233/0001-99, herein represented by its legal representative infra-signed  "Lessor"

and, on the other,

2. CIMCORP COMERCIO INTERNACIONAL E INFORMÁTICA S/A, based at Alameda,Madeira, 258 - rooms 1401/1402, Centro Comercial de Alphaville - CEP. 06454-010, Barueri - São Paulo State, CNPJ. 59.773.416 / 0001-95 herein represented by the CEO Mr. Tadeu Vandi Fucci and director Mr.  Antonio José Sales Font and

2.1. NET SERVICE LTDA, with headquarters at Rue Padre Roil, 491 - Bairro Santa Iphigenia, CEP. 30,130,090 - Belo Horizonte, Minas Gerais, CNPJ. 00.427.205 / 0001-58, herein represented by the CEO Mr. José Madeira de Araujo Neto, members of the Consortium (Minas Gerais, hereinafter referred to as "Lessee" or in conjunction with the Lessor as  "Parties".

CONSIDERING  that the Consortium Minas Gerais formed by the Lessees was the winner of the Face Auction No. 161/2009 promoted by the State of Minas Gerais, to provide infrastructure services for high-performance data networking and local IP telephony,  including the provision of equipment , software, licenses and other inputs required for the operation of services in the City Administration of Minas Gerais - CAMG,

CONSIDERING that the Lessees do not have the chattels needed to provide the services subject matter of this Auction and want to rent these chattels from the Lessor to comply with obligations assumed to the State of Minas Gerais,

CONSIDERING that, the Lessor is interested to import referred goods and being that they may use financing obtained through operational   leasing operation established with CSI Leasing Brazil (Cisco Capital), and then give the Lessees the lease.

The parties decide to enter into this PRIVATE INSTRUMENT OF RENTAL AGREEMENT OF CHATTELS, according to the clauses and conditions set out below, which they accept and grant by free spontaneous will:

CLAUSE ONE - SUBJECT MATTER

1.1 By this instrument and the best way of law, the Lessor rents the chattels described and characterized in Annex I to the Lessee ("Chattel") which, signed-off by the Parties, is an integral and inseparable part of this Agreement.

CLAUSE TWO - TERM

2.1 This Agreement shall enter into force upon the date of signature and shall remain in force for a period of 56 (fifty six) months, at which end the Service Agreement entered into between the Lessee and the State of Minas Gerais expires.

CLAUSE THREE - PRICE

3.1 The renting price of the equipment shall be fixed in U.S. dollars, although the payment will be made in reais, according to the exchange rate of U.S. dollar applied on the shipment date of the Lessor to the Lessees of of the chattels described in Annex I of this Agreement.

3.1.1 The Parties establish, as from now and in mutual agreement, the price in U.S. dollars of the rental of the goods until the end of the term of this Agreement, which will paid by the Lessees as provided in the table below and according to agreed criteria in clause 3.1.

Months	Monthly rental value in US$ ^
1º	79.808,26
2º	79.808,26
3º	79.808.26
4º	79.808,26
5º	95.771.65
6º	119.716,73
7º	143.661.81
8º	167.606.88
9º	191.543.30
10º	218.148,94
11º	242.094,02
12º	266.039,10
13º to 56º	296.026,78
Total:	14.788.993,62

3.1.2    The lessor will send the Lessee monthly bills with the rent prices, whose payment shall be made by bank transfer to the current account n.08567 - 01, held by the lessor at HSBC BANK OF BRAZIL (399), on Branch 0704 , Barra Shopping, on the first business day following the deposit, in the bank account mentioned in clause 4.1.3, the amounts received by the Lessee due to the Service Agreement entered into with the State of Minas Gerais.

3.1.3    The amounts credited monthly on the linked account  up to the limit for the payment of monthly bills issued by WESTCON and charges, where applicable, will be transferred by the BANK to the current account No 08567-01, held in HSBC BANK OF BRAZIL (399)  on Branch 0704, Barra Shopping, owned by WESTCON, in the first working day following the credit.

3.1.4    In the event of non-punctuality of renting payments, the Lessee will pay a fine of 1% percent per month (pro-rata die) until the effective settlement, plus late payment interest of 1% per month and monetary restatement based on IGP-M released by the Getulio Vargas Foundation or any other index that comes to replace it.

3.1.5  In case the default is greater than 30 (thirty) days, the Agreement shall automatically be terminated, regardless of any notice, being the total contract matured in advance, without prejudice to clause 3.1.4.

3.1.6  It will not be considered a default the casual contingency delay of payment release to the lessee by the State of Minas Gerais, so only when the delay does not exceed 60 (sixty) days from the due date of rentals.

CLAUSE FOUR - BANK LOCK

4.1 The Parties shall agree to be concluded within 30 (thirty) days from the date of signing this agreement, operating agreement with a financial institution specified in the Service Agreement entered into between the Lessee and the State of Minas Gerais, which authorizes the lessor to establish a "lock domicile", which will aim to ensure the payment during the term of this Agreement and until final payment of the price set forth herein, the fixed portions of the rental subject matter of this contract, by ensuring the receipt of credits the Lessee is entitled by reason of the Service Agreement entered into with the State of Minas Gerais.

4.1.2 The "bank lock" referred to in clause 4.1 shall be used from the first months of validity (inclusive) of this agreement and will only be undone with the full discharge of the expected price for the rental of the chattels subject matter of this Agreement.

4.1.3  During the above mentioned period, all credits arising from the Service Agreement entered into with the State of Minas Gerais, to the extent of satisfaction of the value of each rental shall be deposited in the account established for the purpose of the above clause 4.1.

4.1.4 The full payment of installments due by the Lessees to the Lessor has preference to any other commitment made by the Lessor to third parties. The

4.1.2  Lessees may only use such credits after the full payment of monthly installments payable to the Lessor.

4.1.5 The Lessees are obliged to submit, within 10 (ten) days from the signature of this contract, a formal and written commitment of the State of Minas Gerais, in which they undertake, in an irrevocable and undeniable manner, not to modify the current account for payment of installments due to the Lessee, provided it is expressly authorized by the Lessor.

4.1.6 The Lessees declare and warrant that, from the effective date of this clause, they shall not in any way or for any purpose, assign or encumber the credits they will receive as a result of the Service Agreement entered into with the State of Minas Gerais .

FIFTH CLAUSE - LIABILITY

5.1 The Lessees should promote the correct and proper maintenance, installation and commissioning of goods, keeping them in perfect working order, accomplishing therefore, all necessary repairs. The responsibility for the costs of maintenance repairs, installation and commissioning of the chattels is solely the Lessees', who will account for any loss or damage, which directly and / or indirectly they may cause to third parties.

5.2 The Lessor is not liable under any circumstances, the Chattels and / or Suppliers for errors, omissions, improprieties in the specifications of the Chattels, any delay in delivery, charges and any other expenses arising from defects of the Chattels or eviction, the Lessee taking all the risks and burdens relating to the Chattels and / or suppliers, including (i) for any and all damage and injury caused by the Chattels, and (ii) all risks, expenses, taxes and charges related to the acquisition, shipping, transportation , insurance, delivery and installation of these Chattels, as well as those arising from any delays in delivery and those arising from the eviction of the Chattels and avoidance of possible defects that the Chattels may have.

5.2 The Lessees shall indemnify and hold the Lessor harmless from any action or claim arising from or related to (a) installation and maintenance of the chattels subject matter of this Agreement, (b) violation, failure or neglect of any obligation or commitment assumed by the Lessees to any third party , yet after the termination of the contract, thus excluding any and all liability from the Lessor due to such use and maintenance, including in regards to the extrajudicial and judicial costs, attorneys' fees and everything else that is necessary for the Lessor does not sustain any injury.

5.3 The Lessor shall not be liable for any delay in fulfilling its obligations assumed under this Agreement or the consequential damages arising, directly or indirectly, provided they are duly verified, if, and extensively, such delay is due to a Force Majeure Event. If the Lessor is unable to fulfill any obligation assumed by it under this Agreement due to the occurrence of an event of Force Majeure, it shall immediately and in writing, notify the other Parties, such notification being that it shall contain a description in details of the Force Majeure Event and its framing in Article 393 of the Brazilian Civil Code, indicating the expected duration of the alleged impairment. In this case, and as long as the Force Majeure Event and its

5.2 effects last, the obligations of the Lessor affected by the event will be suspended to the extent that they are necessary.

5.4 The Lessees expressly acknowledge that the landlord does not manufacturer or seller of chattels. The Lessor company did not render, and should not be regarded as having rendered, in this act, or any time after the execution of this Agreement, any representation or warranty, expressed or implied, as to the condition, project, operation, merchantability, adequacy for any specific use or purpose, of the Chattels or the absence of violation of copyright or patent, or any other declaration or warranty, expressed or implied, with respect to the chattels, which are rented under this in state and conditions in which they are .

5.5 The Lessor expressly agree to extend to the Lessees during the term of the respective rental agreement, the right to benefit from the guarantees provided by the suppliers or other third parties under the current law in force. Any repairs, replacement, compensation for damage or defects, whether or not covered by the aforesaid guarantee shall be charged or claimed by the Lessees solely on suppliers or any other liable third parties, without the removal of any obligations assumed by Lessee under the terms of this. The Lessor does not bear any responsibility for any breach of those obligations by suppliers or any third party.

CLAUSE SIX - INSURANCE OF CHATTELS

6.1 The Lessees shall maintain insurance of the Chattels throughout the lease term ("Insurance"), with beneficiary clause in favor of Lessor, against all risks to which the Chattels are subject, such as, without limitation, 'total or partial destruction, disappearance , embezzlement, damage, loss, theft, loss and damage caused by the Chattels to third parties ("Claims"). Not hiring the Insurance for the leased Chattels in accordance with the Leasing Agreements are the sole responsibility of the Lessees, applying, in case of claims, the provisions of clause 6.3.

6.2 The initial policy should cover at least the full value of chattels and equipment leased to the Lessees.

6.3 The Lessees are obliged to give written notice to the agency within 48 (forty eight) hours of its occurrence, of any accident with the Chattels.

6.4 The Lessees are liable for any claims with the Chattels, as well as any tax debts and fines imposed by the government for the improper use, confiscation and seizure of goods, yet demanded after the termination of the Agreement, exempting the Lessor of any liability to third parties, being for the account of the Lessees all costs, damages and expenses.

6.5 The Lessor may denounce the Lessees to a suit in  actions related to the disciplined responsibility in the previous clause requiring the Lessees to request deletion of the Lessor from the dispute, as well as reimburse it for any disbursements proven incurred in this regard, including extra-judicial expenses, court and reasonable attorneys' fees.

CLAUSE SEVEN - FINE

7.1 If the Lessees  terminate the Agreement, for reasons not attributed to the Lessor, it will be due to this, as penalty, an amount equivalent to the full balance of the rental for the remaining end of the term of the Contract.

CLAUSE EIGHT - GENERAL CONDITIONS

8.1       The nullity or annulment possibility of any provision of this Agreement will not reach  the other clauses, forcing the parties to validate it, to the extent permitted by law, the void or annulled provisions, in order to prevail, as is legally possible, the parties wish in it expressed.

8.2 The Parties may, at any time by mutual agreement in writing, add, modify or amend this Agreement.

8.3 The non-exercise by either party to claim or right which guarantees this instrument or the law does not mean change, waiver or novation of its provisions and conditions and will be regarded as mere liberality, not avoiding to pursue the same claim or right in time or in subsequent identical or similar occurrence later.

8.4 The obligations, duties and responsibilities assumed by the parties in the midst of this Agreement are irrevocable and irreversible, except in cases of force majeure and fortuitous event under civil law.

8.5 All attachments mentioned therein and all documents, notices, requests and communications  ,sent or delivered by one to the other party related to the obligations set forth herein constitute additional documents to this Agreement,

8.6 The nomenclature used as the title of the clauses and paragraphs of this instrument has reference purposes only, not defining, limiting or restricting any of its terms or conditions.

8.8 This instrument is binding upon the parties, their heirs and legal successors.

CLAUSE NINE - ELECTED FORUM

9.1 The parties elect the jurisdiction of the District of the Capital of Rio de Janeiro to settle any issues or concerns arising from this Agreement, expressly waiving any other, the more privileged it might be.

And, being thus agreed and contracted,  sign this contract in three copies of equal content and form, in the presence of the  witnesses below

Rio de Janeiro, December 23, 2009.

Lessor

Westcon Brasil  Ltda

Name / Title: Otávio Lazarini Barbosa, Managing Partner

Lessees

Cimcorp Comercio Internacional E Informática S/A

Name / Title: Tadeu Vandi Fucci  CEO & Mr.  Antonio José Sales Font, Director

Net Service Ltda

Name / Title: José Moreira de Araújo Neto, CEO

WITNESSES

Name:
ID:
ANNEX I - Assets leased

PN	DESCRIPTION	QTY	USS Unitário	USS Total
CUCMS22-MON20K-PK9	CUCMS Monitoring Bundle Prem Edition 20K Lie ОМ/SM 2.2	1	157.201,67	157.201,67
CUSM-1040-5PK	Cisco 1040 Sensor 5 Pack	1	16.469.92	16.469,92
ACE-04G-LIC	Application Control Engine (ACE) 4Gbps License	1	47.922,34	47.922.34^
ACE-SSL-15K-K9=	Application Control Engine SSL License, 15000 • TPS	1	11.109,24	11.109,24
AIR-LAP1131AG-T-K9	802.11 ag LWAPP AP Integrated Antennas ^ Taiwan Cnfg	114	920,76	104.966,86
ANLG-DEV-UWL		74	17,92	1.325,94
ASA5500-SC-50=	ASA 5500 50 Security Contexts License	2	16.723,58	33.447,16
ASA5500-SSL-500=	ASA 5500 SSL VPN 500 Premium User License	2	20.064,95	40.129,91
ASA5580-40-10GE-K9	ASA 5580-40 Appliance with 4 10GE, Dual AC, 3DES/AES	2	142.733,78	285.467,57
ASA5580-4GE-CU	ASA 5580 4-Port 10/100/1000 Interface Card, RJ-45	4	5.411,26	21.645,05.
ATA186-11-A=	Cisco ATA 186 2-Port Adaptor, 600 Ohm Impedance	74	269,44	19.938,47
C3845-VSEC/K9	3845 Voice Security Bundle,PVDM2-64,Adv IP Serv,128F/512D	2	17.967,32	35.934,65
CAB-E1-RJ45BNC=	L E1 Cable RJ45 to dual BNC (unbalanced), Spare	32	106,12	3.395,76
CP-7906G=	Cisco IP Phone 7906G	300	305,52	91.656,40
CP-7945G=	Cisco IP Phone 7945, Gig Ethernet, Color, spare	2550'	811,81	-2.070.125,27
CP-7965G=	Cisco Unified IP Phone 7965, Gig Ethernet, Color, spare	450	1.038,77	467447,64
CSACS-1120-K9	Cisco 1120 Secure ACS Appliance with 5.0 Software	2	16.464,43	32.928,85
CSACS-5-LRG-LIC=	ACS 5 Large Deployment Add-on License	1	6.689,43	6.689,43
CS-MARS-210-K9	CSMARS210 2RU Appliance;15000EPS;2000GB,RAID10,Redundant	2	164.699,16	329.398.32
CSMPR50-32-K9	CS Mgr 3.2 Enterprise Pro - 50 Device Base Lie Media Kit	1	11.109,24	11.109,24
CWLMS-3.2-300-K9	LMS 3.2 Small Enterprise I, networks of 100 to 300 devices	1	11.846,15	11.846,15
IPS-2X10GE-SR-INT=	IPS 2-Port 10Gigabit Ethernet Interface Card, SR, LC	10	21.645.05	216.450,51
IPS4270-20-4SX-K9	IPS 4270-20 bundled with 2 2-Port Fiber NICs	10	98.814,01	988.140,07

IPS-4GE-BP-INT=	4-Port Copper NIC with bypass for the IPS 4260 and 4270	10	7.575,77	75.757,68
LIC-UWL-ENTRY		2700	87,80	237.056,78
LIC-UWL-PRO		600	152,30	91.382,43
MCS7835I2-K9-UCB1	CUCxn 7.0 MCS-7835-l2,2x146 HDD,4GB RAM	3	19.559,26	58.677,77
MCS-7845-I2-RC2	Unified CM 7.1 7845-12 Appliance. 0 Seats	3	33.530,15	100.590.46
N7K-AC-6.0KW=	Nexus 7000 - 6.0KW AC Power Supply Module	27	7.199.65	194.390,65
N7K-C7010=	10 Slot Chassis, No Power Supplies, Fans Included	9	23.254,06	209.286.57
N7K-C7010-AFLT=	Nexus 7010 Air Filter	9	581,35	5.232,16
N7K-C7010-FAB-1 =	Nexus 7000 -10 Slot Chassis - 46Gbps/Slot Fabric Module	27	7.653,07	206.632,93
N7K-C7010-FD-MB=	Nexus 7010 Front Door Kit	9	1.744,05	15.696,49
1 N7K-LAN1K9=	Nexus 7000 LAN Enterprise License (L3 protocols)	9	11.825,96	106.433,66
N7K-M132XP-12=	Nexus 7000 - 32 Port 10GbE, 80G Fabric (req. SFP+)	19	89.285,84	1.696.430,87
N7K-M148GT-11 =	Nexus 7000 - 48 Port 10/100/1000, RJ-45	10	34.438,82	344.388,22
N7K-SUP1 =	Nexus 7000 - Supervisor, Includes External 8GB Log Flash	18	31.887,80	573.980,37
NAC3350-3500FB-K9	NAC Appliance 3350 Server Failover Bundle -max 3500 users	4	120.768,40	483.073,62
NACMGR-20FB-K9	NAC Appliance 3350 Manager Failover Bundle -max 20 Servers	1	36.222.84	36.222,84
NM-HDV2-2T1/E1 =	IP Communications High-Density Digital Voice NMwith2T1/E1	8	3.704,78	29.638,26
PVDM2-48=	48-Channel Packet Voice/Fax DSP Module	6	2.782,94	16.697.61
PVDM2-64=	64-Channel Packet Voice/Fax DSP Module	8	3.710,58	29.684,64
PVDM2-8=	8-Channel Packet Voice/Fax DSP Module	6	463,82	2.782.94
PWR-3845-AC=	Cisco3845 redundant AC power supply	2	545,43	1.090.86
PWR-C45-4200ACV=	Catalyst 4500 4200W AC dual input Power Supply (Data + PoE)	116	2.760.05	320.165,69
SFP-10G-LR=	10GBASE-LR SFP Module	53	4.645,00	246.184,95
SFP-10G-SR=	10GBASE-SR SFP Module	182	2.087,05	379.843,49
UCSS-ANLGUWL-1-1		. 74	2,51	185,63
UCSS-UWL-ENTRY1		2700	7,17	19.351,57

UCSS-UWL-PR01	-	600	21,50	12.901.05
VWIC2-2MFT- T1/E1=	2-Port 2nd Gen Multiflex Trunk Voice/WAN Int. Card-T1/E1	8	2.319,11	18.552,90
WÇS-PLUS-500	Cisco WCS with PLUS License for 500 APs, Windows/Linux	1	35.101.82	35.101,82
WS-C4507R-E	Catalyst 4500 Chassis (7-Slot),fan, no p/s, Red Sup Capable	58	6.691,00	388.078,25
WS-C6509-E-WISM	Cat 6509-E WiSM bundle(SUP720-3B,WiSM, Fan Tray, no P/S)	1	98.981,41	98.981,41
WS-CAC-3000W	Catalyst 6500 3000W AC power supply	2	3.381,66	6.763.31
WS-SVC-WISM-1-K9=	CISCO WIRELESS SERVICES MODULE (WISM)	2	55.111,59	110.223,17
WS-X4424-GB-RJ45=	. Catalyst 4500 24-port 10/100/1000 Module (RJ45)	11	2.566,68	28.233,46
WS-X4548-GB-RJ45=	Catalyst 4500 Enhanced 48-Port 10/100/1000 Base-T (RJ^5)	50	4,035,45	201.772,46
WS-X45-SUP6L-E=	Catalyst 4500 E-Series Sup 6-E Lite, 2x10GE(X2) w/ Twin Gig	116	8.808,96	1.021.838,89
WS-X4648-RJ45V+E=	Catalyst 4500 E-Series 48-Port PoE+ Ready 10/100/1000(RJ45)	112	5.504,22	616.472,70
WS-X6148-GE-TX=	Catalyst 6500 48-port 10/100/1000 GE Mod., RJ-45	1	8.986.56	8.986,56
WS-X6716-10G-3C=	Catalyst 6500 16 port 10 Gigabit Ethernet w/ DFC3C (req X2)	1	47.928,33	47.928,33
X2-10GB-LR=	10GBASE-LRX2 Module	10	4.368,95	43.689,45
X2-10GB-LR=	10GBASE-LRX2 Module	4	4.368,95	17.475,78
X2-10GB-SR=	10GBASE-SRX2 Module	120	1.335,52	160.262,77
X2-10GB-SR=	10GBASE-SRX2 Module	12	1.335,52	16.026,28
				13.318.894,14

CON-SAS-32300K	SW APP SUPP LMS 3.2 Small Enterprise I	5	4.432,75	22.163.76
CON-SAS-CSALRG5	SW APP SUPP ACS 5 Large Deployment	5	1.672,36	8.361,79
CON-SAS-CSM32P50	SW APP SUPP CS Mgr 3.2 Enterprise Pro - 50 Device Ba	5	2.508,54	12.542,69
CON-SAS-CUM20KP	SP SAS CUCMS Monitoring 20K	5	37.413,04	187.065,21
CON-SAS-M2220K	SP SAS Cisco Unified Service Monitor 2.2 SW And	5	9.976,81	49.884,06
CON-SAU-WCSP500	SP SAU Cisco WCS with PLUS	5	12.339,38	61.696.88
CON-SNT-10405PK	SNT 8x5xNBD	1	1.103,76	1.103,76
CON-SNT-3845VK9	SMARTNET 8X5XNBD 3845 Voice Bundle.PV	2

			1.735,07	3.470,14
C0N-SN"M5I2C2	SMARTNET 8X5XNBD Unified CM 7.1 7845-12 Appliance, 0 Seat	3	2.207,51	6.622,54
CON-SNT-6509WISM	SMARTNET 8X5XNBD Catalsyt 6509-E with Wi	1	7.473,77	7.473,77
CON-SNT-7835UCB	SMARTNET 8X5XNBD CUCxn 7.0 MCS-7835-I	3	1.287,72	3.863.15
CON-SNT-ACE20MOD	SMARTNET 8X5XNBD Application Control	1	3.678,35	3.678,35
CON-SNT-AS84G10	SMARTNET 8X5XNBD ASA558CM0-10GE-K9	2	10.033,31	20.066,63
CON-SNT-ATA186	8x5xNBD Svc, Cisco ATA 186 2-Port Adaptor, 600	74	15,89	1.175,67
CON-SNT-C4507RE	SMARTNET 8X5XNBD WS-C4507R-E	58	3.185,01	184.730,36
CON-SNT-C7010	SMARTNET 8X5XNBD 10 Slot Chassis, No Power Supplies, Fans	9	668,94	6.020,49
CON-SNT.CP7906G	SMARTNET 8X5XNBD Cisco IP Phone 7906G	300	9,20	2.759,39
CON-SNT-CP7945	SMARTNET 8X5XNBD Cisco Unified IP Phone 7945	2550	9.20	23.454,82
CON-SNT-CP7965	SMARTNET 8X5XNBD Cisco Unified IP Phone 7965	450	9,20	4.139,09
CON-SNT-CS1120K9	SMARTNET 8X5XNBD Cisco 1120 Secure ACS Appliance with 5.0	2	200,68	401,37
CON-SNT-LAP1131T	SMARTNET 8X5XNBD 802.1 lag LWAPP AP Intgr Ant Twn Cfg	114	46,83	5.338,17
CON-SNT-MARS210	SMARTNET 8X5XNBD CSMARS 210 2RU Appliance;15000EPS	2	34.492,39	68.984,78
CON-SNT-N732XP	SMARTNET 8X5XNBD Nexus 7000 - 32 Port 10GbE,80G Fabric	19	1.463.31	27.802,96
CON-SNT-N748G	SMARTNET 8X5XNBD Nexus 7000 - 48 Port 10/100/1000, RJ-45	9	564,42	5.079,79
CON-SNT-N7FAB	SMARTNET 8X5XNBD Nexus 7000 - 10 Slot Chassis	27	275,94	7.450,36
CON-SNT-N7LAN	SMARTNET 8X5XNBD Nexus 7000 LAN Enterprise Lie	9	2.587,14	23.284,24
CON-SNT-N7SUP1	SMARTNET 8X5XNBD Nexus 7000 - Supervisor, Includes Ext	18	1.149,75	20.695.43
CON-SNT-NAC3500F	SMARTNET 8X5XNBD NAC Appliance 3350 Server Failover Bndl	4	10.484,85	41.939,40
CON-SNT-NACM20F	SMARTNET 8X5XNBD NAC Appliance 3350 M	1	3.144,87	3.144,87
CON-SNT-WSSVCW1K	SMARTNET 8X5XNBD CISCO wireless svc module (WISM)	1	3.077,14	3.077.14
CON-SU1-IPS4270S	IPS SVC, AR NBD IPS 4270-20 bundled w/2 2-Port Fiber Nl	20	28.356,87	567.137,48
CON-SU1-X10GESR	IPS SVC, AR NBD IPS 2-Port 10Gigabit Ethernet Interface	20	4.274,55	85.490,95

1.470.099,48

Total Geral USD:	14.788.993,62